UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

Oasys Mobile, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Road Suite 208 Raleigh, North Carolina	27607
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On August 24, 2007, Oasys Mobile, Inc. (“Oasys Mobile” or the “Company”) filed an Amended Plan of Reorganization (“Plan”).  The Plan provides that after the confirmation of the Plan and the emergence of Oasys Mobile from Chapter 11, (i) the existing senior secured creditors of Oasys Mobile, will exchange their secured claims for substantially all of the equity in Oasys Mobile, (ii) the current common shares in Oasys Mobile will be cancelled, and (iii) Oasys Mobile’s Series A Preferred stockholders and general unsecured creditors will be given an interest in a trust which will be funded by the reorganized Company in the event that certain financial milestones are reached.  On August 24, 2007, the United States Bankruptcy Court for the District of Delaware entered an Order approving a Disclosure Statement with respect to the Plan and scheduling a hearing for September 28, 2007 to consider confirmation of the Plan.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

2.1	Debtor's Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OASYS MOBILE, INC.

By:	/s/ Donald T. Locke
Donald T. Locke Executive Vice-President - Corporate Development
Date: August 30, 2007

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